Exhibit 10.112

SECOND MODIFICATION TO PROMISSORY NOTE

THIS SECOND MODIFICATION TO PROMISSORY NOTE (this “Modification”) dated March 28, 2023 is entered into by and between Charlie’s Holdings, Inc., a Nevada corporation (the “Company”), and Michael D. King, an individual (“Lender”).

RECITALS

WHEREAS, the Company is currently indebted to Lender pursuant to the terms and conditions of that certain Promissory Note in the stated amount of $1,000,000.00, executed by the Company and payable to the Lender, dated April 6, 2022, as modified by that certain First Modification to Promissory Note dated September 28, 2022 (as further modified or amended from time to time, the "Note").

WHEREAS, the Company and the Lender have agreed to extend the maturity date of the Note from March 28, 2023 to March 28, 2024 contingent upon the payment by the Company of all interest accrued under the Note through March 28, 2023 and certain other modifications to the Note.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Note shall be modified as follows:

1.         Sections 2(a), 2(b) and 2(c) of the Note are hereby amended and restated in their entirety to read as follows:

“Section 2.                  Payment of Principal and Interest.

(a) Payment of Principal. Principal shall be payable on the 28th day of each month in installments as set forth on Schedule 1 attached hereto and incorporated herein by this reference, commencing April 28, 2023, and continuing up to and including February 28, 2024. Any remaining unpaid Principal Amount shall be due and payable in full by the Company to the Holder on the Maturity Date or, if earlier, upon acceleration of this Note in accordance with the terms hereof. Any amount of principal repaid hereunder may not be reborrowed.

(b) Payment of Interest. Interest shall accrue on the aggregate outstanding Principal Amount at a rate equal to 20% simple interest per annum and shall be payable on the same day as installments of principal are payable under this Note as set forth on Schedule 1 attached hereto and incorporated herein by this reference, commencing April 28, 2023. Upon and after the occurrence of an Event of Default (as defined below), then the principal and unpaid interest and unpaid other amounts under this Note shall, at the election of the Holder in its sole and absolute discretion, bear interest at the lesser of a rate equal to 24% per annum or the Maximum Rate (as defined below) (the "Default Rate"). Such interest shall accrue daily commencing on occurrence of such Event of Default until payment in full of the Principal Amount, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made.

(c)         Prepayment. The Company may prepay all or any portion of the Principal Amount, together with all accrued but unpaid interest thereon, at any time without premium or penalty.

2.         Section 5(a)(i) of the Note is hereby amended and restated in its entirety to read as follows:

“i.         Failure to pay within seven (7) calendar days as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise) (A) the principal amount of this Note or (B) interest or other amounts owing to the Holder on this Note;”

3.         The definition of “Maturity Date” on Exhibit A of the Note shall be amended and restated as follows:

“Maturity Date” means the earlier to occur of (a) a Liquidity Event or (b) March 28, 2024.

4.         The Note is hereby amended to add the attached Schedule 1 as “Schedule 1” to the Note.

5.         The effectiveness of this Modification shall be contingent on the payment by the Company to Lender of all interest accrued under the Note through March 28, 2023, which the parties agree is $90,000.

6.         Except as expressly set forth herein, all terms and conditions of the Note remain in full force and effect, without waiver or modification. This Modification and the Note shall be read together, as one document.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Modification to be effective as of the effective date set forth herein.

Michael D. King	Charlie’s Holdings, Inc., a Nevada corporation

By:
Name:
Title:

SCHEDULE A